UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2010

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting of Stockholders of American Vanguard Corporation held on June 10, 2010, two matters were voted upon by shareholders, namely, (i) the election of nine (9) directors until their successors are elected and qualified and (ii) ratification of BDO Seidman, LLP as independent auditors for the year ending December 31, 2010. With respect to the first proposal in the proxy, the following nine nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Votes Withheld
Lawrence S. Clark	21,200,190	660,385
Alfred F. Ingulli	21,198,174	662,401
John L. Killmer	20,876,765	983,810
Herbert A. Kraft	21,144,561	716,014
John B. Miles	11,385,965	10,474,610
Carl R. Soderlind	21,204,026	656,459
Irving J. Thau	21,201,976	658,599
Eric G. Wintemute	21,180,749	679,826
Esmail Zirakparvar	21,198,174	662,401

With respect to all director nominees, broker non-votes equaled 2,208,632.

The second proposal, ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2010, received the affirmative vote of a majority of shares cast at the meeting; specifically, total votes cast at the meeting = 24,069,207, and the vote count for the second proposal was as follows: votes for = 23,925,428; votes against = 118,584; broker non-votes = 0; and abstentions = 25,195.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished under Items 5.07, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On June 11, 2010, the Company issued a press release announcing the election of two new directors at the 2010 Annual Meeting of Stockholders. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated June 11, 2010 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 14, 2010

	By:	/S/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated June 11, 2010.